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                                  EXHIBIT 23.1
                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement of Restoration Hardware, Inc. on Form S-8 of our report dated March 31, 2000 appearing in the Annual Report on Form 10-K of Restoration Hardware, Inc. for the year ended January 29, 2000.



/s/ DELOITTE & TOUCHE LLP
--------------------------
Deloitte & Touche LLP


San Francisco, California
September 12, 2000